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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                   SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

       Date of Report (Date of earliest event reported): November 15, 1996



                               F.N.B. CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Pennsylvania                   0-8144                 25-1255406
-----------------------           -----------          -------------------
(State of Incorporation)          (Commission            (IRS Employer
                                  File Number)         Identification No.)



   Hermitage Square, Hermitage, Pennsylvania                 16148
   -----------------------------------------                 -----
   (Address of principal executive offices)                (Zip code)



                                 (412) 981-6000
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              (Registrant's telephone number, including area code)



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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.     OTHER EVENTS

     On November 15, 1996, F.N.B. Corporation ("FNB"), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), Southwest Banks, Inc. ("Southwest"), a Florida corporation (which will be a wholly-owned subsidiary of FNB on or about January 19, 1997, pursuant to the terms of an agreement and plan of merger dated February 2, 1996, among Southwest, FNB and Southwest Affiliation Corporation, a wholly owned subsidiary of FNB (the "FNB/Southwest Merger")), and West Coast Bancorp, Inc., ("West Coast"), a corporation organized and existing under the laws of the State of Florida and registered as a bank holding company under the BHCA, entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which West Coast will be merged with and into Southwest, with Southwest as the surviving corporation (the "Merger"). The Executive Committee of the Board of Directors of FNB and the Board of Directors of West Coast approved the Merger Agreement and the transactions contemplated thereby at their respective meetings held on September 23, 1996 and November 14, 1996.

     In accordance with the terms of the Merger Agreement, each share of West Coast common stock, par value $1.00 per share ("West Coast Common Stock"), outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive 0.794 of a share (the "Exchange Ratio") of FNB common stock, par value $2.00 per share ("FNB Common Stock").

     The Merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interests.

     The Merger Agreement contemplates that each stock option, warrant or other right to purchase shares of West Coast Common Stock under West Coast's stock option and other stock plans or agreements (each a "West Coast Plan"), will be converted into and become a right to purchase shares of FNB Common Stock in accordance with terms of the West Coast Plan and West Coast option, warrant or other right agreement by which it is evidenced, except that from and after the Effective Time (i) the number of shares of FNB Common Stock subject to each West Coast option, warrant or right shall be equal to the number of shares of West Coast Common Stock subject to such option, warrant or right immediately prior to the Effective Time multiplied by the Exchange Ratio, and (ii) the per share exercise price of FNB Common Stock purchasable thereunder or upon which the amount of a cash payment is determined shall be that specified in the West Coast option, warrant or right divided by the Exchange Ratio.

     Each holder of West Coast Common Stock or of a West Coast option, warrant or right who would otherwise be entitled to receive a fractional share of FNB Common Stock (after taking into account all of a shareholder's certificates) will receive, in lieu thereof, the equivalent cash value of such fractional share, without interest.

     Consummation of the Merger is subject to various conditions, including: (i) receipt of approval by the shareholders of West Coast of the Merger Agreement and the Merger, as required to be approved under Florida law; (ii) receipt of certain regulatory approvals from the Board of Governors of the Federal Reserve System and the Department of Banking and Finance of the State of Florida; (iii) receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger; (iv) receipt of a letter from Ernst & Young, LLP, FNB's independent public accountants relating to the pooling of interests accounting treatment of the Merger; (v) West Coast's receipt of a fairness opinion from its investment banking firm dated within five business days prior


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to the date of the proxy statement; and (vi) satisfaction of certain other conditions. If the average of the high bid and low asked prices of FNB Common Stock falls below $20.625 for the ten consecutive trading days prior to the fifth business day prior to the date the Florida Articles of Merger containing the provision required by, and executed in accordance with the Florida Business Corporation Act, shall have been accepted for filing by the Secretary of State of the State of Florida, West Coast may, under certain circumstances, give notice of termination of the Agreement.

     The Merger Agreement and the Merger will be submitted for approval at a meeting of the shareholders of West Coast. Prior to such meeting, FNB will file a registration statement with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the FNB Common Stock to be issued in exchange for the outstanding shares of West Coast Common Stock in the Merger.

     The preceding description of the Merger Agreement is qualified in its entirety by reference to the copy of the Merger Agreement included as Exhibit
2.1 to this report.

     Simultaneously with executing the Merger Agreement, FNB and West Coast entered into a Stock Option Agreement, dated November 15, 1996 (the "Stock Option Agreement"), pursuant to which West Coast granted to FNB an option to purchase, under certain circumstances and subject to certain adjustments, up to 426,991 shares of West Coast Common Stock at a price, subject to certain adjustments, of $15 per share (the "FNB Option"). The FNB Option, if exercised, would equal, before giving effect to the exercise of the FNB Option and including shares of West Coast currently owned by FNB, 19.9% of the total number of shares of West Coast Common Stock outstanding as of its date of exercise. The FNB Option was granted by West Coast as a condition and inducement to FNB's willingness to enter into the Merger Agreement. Under certain circumstances, West Coast may be required to repurchase the FNB Option or the shares acquired pursuant to the exercise of the FNB Option.

     The preceding description of the Stock Option Agreement is qualified in its entirety by reference to the copy of the Stock Option Agreement included as
Exhibit 4.1 to this report.

     On November 15, 1996, FNB announced the anticipated Merger and the terms of the Merger Agreement with West Coast. A copy of the FNB press release is attached hereto as an Exhibit.


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ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

     (c)     Exhibits


                         Description

              2.1 Agreement and Plan of Merger, dated as of November 15, 1996 by and among F.N.B. Corporation, Southwest Banks, Inc. and West Coast Bancorp, Inc.

              4.1 Stock Option Agreement, dated November 15, 1996 between West Coast Bancorp, Inc. and F.N.B. Corporation.

             99.1        Press release, dated November 15, 1996,
                         issued by F.N.B. Corporation.


                                  SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                F.N.B. Corporation

Date: November 25, 1996                         By:  /s/ John D. Waters
                                                    -------------------------
                                                Its: Vice President and Chief
                                                     Financial Officer



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